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                                                                    EXHIBIT 23.1

                         CONSENT OF ERNST & YOUNG LLP
                             INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of CryoLife, Inc. of our report dated February 9, 1998, included in the 1997 Annual Report to Shareholders of CryoLife, Inc.

Our audits also included the financial statement schedule of CryoLife, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, as of the date of our report referred to in the preceding paragraph, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Registration Statement No. 333-16581 on Form S-3 and Registration Statement Nos. 33-83996, 33-84048, 333-03513, 333-06141 and 333-34025 on Form S-8, of our report dated February 9, 1998, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of CryoLife, Inc.

                                        /s/ Ernst & Young LLP

Atlanta, Georgia
February 16, 1998